Exhibit 9(ii) under Form N-1A
                                        Exhibit 10 under Item 601/Reg. S-K

                       AMENDMENT NO. 1 TO SCHEDULE A
          FUND ACCOUNTING AND SHAREHOLDER RECORDKEEPING AGREEMENT


     This Amendment No. 1 to Schedule A of the Fund Accounting and Shareholder Recordkeeping Agreement is made and entered into as of July 1, 1993 by and between the Marshall Funds, Inc. (the `Company''), a Wisconsin corporation, and Federated Administrative Services, assignee of Federated Services Company (`Services''), a Delaware business trust.

     WHEREAS, the Company and Services entered into a Fund Accounting and Shareholder Recordkeeping Agreement dated September 14, 1992 (the
`Agreement''); and

     WHEREAS, the Company and Services have agreed to amend the Agreement in certain respects;

     NOW THEREFORE, the parties intending to be legally bound agree as follows:

     1. Schedule A to the Agreement is amended by deleting the Schedule A in its entirety and replacing it with the following:


                                SCHEDULE A
                              FUND ACCOUNTING
                               FEE SCHEDULE

ANNUAL FEES FOR PORTFOLIO RECORD KEEPING/FUND ACCOUNTING SERVICES
   First $100 Million                   3.0 Basis Points
   $100 Million - $300 Million          2.0 Basis Points
   $300 Million - $500 Million          1.0 Basis Points
   Over $500 Million                    0.5 Basis Points
Fund Minimum                               $39,000
Additional Class of Shares                 $12,000
          (Plus pricing charges and other out-of-pocket expenses)




     WITNESS the due execution hereof this November 1, 1996.

Attest:                        MARSHALL FUNDS, INC.



/s/ Peter J. Germain           By:/s/ Joseph S. Machi
Secretary                        Vice President


Attest:                        FEDERATED ADMINISTRATIVE SERVICES
                               (assignee of Federated Services Company)



/s/ Thomas J. Ward             By:/s/ Douglas L. Hein
    Secretary                         Senior Vice President